Exhibit 99
Marshall Edwards, Inc.

CONTACT:	David Sheon - 202 518-6384 (USA)
Mr Christopher Naughton (CEO, Marshall Edwards, Inc)
- +612 8878 6196 (Australia)
FOR IMMEDIATE RELEASE
APPOINTMENT OF NEW GOVERNOR CREATES BOARD VACANCY AT MARSHALL EDWARDS, INC.
Sydney: March 29, 2006 – Following the appointment of current MEI Director Professor David de Kretser AO as the next Governor of the Australian state of Victoria, a vacancy has been created on the board of Marshall Edwards Inc. which is to be filled by Professor Bryan Williams.
Professor Williams is the Director of the Monash Institute of Medical Research in Melbourne, Australia succeeding Professor de Kretser. Prior to his appointments to the Monash Institute, New Zealand born Professor Williams enjoyed a distinguished international career as a cancer researcher in the basic and preclinical area.
Positions held in recent years included a professorial chair at Case Western Reserve University, Cleveland, Ohio and adjunct professorships at Cleveland State University, and at Kent State University also both in Ohio, USA. Immediately before coming to Melbourne, Professor Williams was Chairman of the Department of Cancer Biology, Lerner Research Institute, The Cleveland Clinic Foundation, Cleveland, Ohio, one of the leading cancer clinics in the US.

Welcoming Professor Williams to the board, Marshall Edwards’ Chief Executive Officer, Mr Christopher Naughton, said his particular expertise and experience would assist with progressing the development of phenoxodiol, Marshall Edwards’ lead anti-cancer compound.
Professor Williams joins the MEI board of directors which includes Professor Graham Kelly (Chairman), Mr Naughton (CEO), Professor Paul Nestel AO, and Messrs Philip Johnston and Stephen Breckenridge.
Directors of Marshall Edwards congratulated Professor de Kretser on his appointment as Governor and wished him well in his position which they said was public recognition of his judgment, his illustrious career, his active and ongoing management and involvement in medical research and his advocacy across a broad range of biotechnology.
Incorporated in the US State of Delaware, Marshall Edwards Inc. is 87 per cent owned by ASX and NASDAQ listed pharmaceutical company, Novogen Limited from which it licences phenoxodiol, and its shares are traded in the US on NASDAQ (Code: MSHL). More information on phenoxodiol and on the company can be found at www.marshalledwardsinc.com and www.novogen.com
Under U.S. law, a new drug cannot be marketed until it has been investigated in clinical trials and approved by the FDA as being safe and effective for the intended use. Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You should be aware that our actual results could differ materially from those contained in the forward-looking statements, which are based on management’s current expectations and are subject to a number of risks and uncertainties, including, but not limited to, our failure to successfully commercialize our product candidates; costs and delays in the development and/or FDA approval, or the failure to obtain such approval, of our product candidates; uncertainties in clinical trial results; our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products; competitive factors; our inability to protect our patents or proprietary rights and obtain necessary rights to third party patents and intellectual property to operate our business; our inability to operate our business without infringing the patents and proprietary rights of others; general economic conditions; the failure of any products to gain market acceptance; our inability to obtain any additional required financing; technological changes; government regulation; changes in industry practice; and one-time events. We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements.